Exhibit 99.1

Mallinckrodt plc Takes Next Step to Implement Comprehensive Financial Restructuring Plan to Address Long-Term Debt and Opioid Obligations

Initiates Voluntary Prepackaged Chapter 11 Proceedings with Overwhelming Support of Key Stakeholders, Including 85%+ of First and Second Lien Debtholders

Continuing to Operate Normally, Serve Customers and Deliver High-Quality Therapies to Patients

Vendors and Suppliers Expected to be Paid in Full in the Ordinary Course

DUBLIN – August 28, 2023 – Mallinckrodt plc (NYSE American: MNK) (“Mallinckrodt” or the “Company”), a global specialty pharmaceutical company, today announced that it has taken the next step to implement the comprehensive financial restructuring plan contemplated by a Restructuring Support Agreement (“RSA”) the Company previously entered into with more than 85% of each of the Company’s first and second lien debtholders and the Opioid Master Disbursement Trust II (the “Trust”), as announced on August 23, 2023.

Pursuant to the RSA and with the authorization of the Company’s Board of Directors, Mallinckrodt and certain of its subsidiaries1 today initiated voluntary prepackaged Chapter 11 proceedings in the U.S. Bankruptcy Court for the District of Delaware. With the overwhelming support of its key stakeholders, the Company expects to complete the court-supervised process in the fourth quarter of 2023.

Implementing the financial restructuring contemplated by the RSA will reduce the Company’s total funded debt by approximately $1.9 billion, increase free cash flow generation, extend maturity runway and better position the business for long-term success. The RSA also provides for, among other consideration, a final, one-time payment of $250 million that was made to the Trust on August 24, 2023. This payment, in addition to the $450 million the Company previously paid, is intended to support the Trust’s mission to address the U.S. opioid crisis and fund addiction treatment.

Siggi Olafsson, President and Chief Executive Officer of Mallinckrodt, said, “We are moving forward with the anticipated next steps for our financial restructuring plan and appreciate the significant support of our key stakeholders to reach this milestone. Implementing this agreement will meaningfully enhance Mallinckrodt’s financial foundation and better position the business for the future. We expect to complete this process on an expedited basis and emerge as a stronger organization that will continue to help improve outcomes for patients with severe and critical conditions.”

Mr. Olafsson continued, “I would like to thank the Mallinckrodt team for their resilience and dedication to our company’s mission. We also thank our customers, vendors, suppliers and other partners for their ongoing support as we work together to meet our patients’ needs. As we move forward, we are continuing to deliver the important therapies that patients depend on us to provide.”

Continuing to Operate as Normal

Mallinckrodt is operating normally, supporting patients with high-quality therapies, serving customers and working with its business partners. Additionally, the Company’s Specialty Generics business will continue to operate under the previously agreed upon operating injunction, which provides for enhanced compliance and independent monitoring measures and has been in place since October 2020. The Company also fully intends to continue supporting patient groups and patient advocacy programs, including through its Patient Advocacy Advisory Board and patient assistance programs.

Following Court approval, which the Company expects to receive shortly, Mallinckrodt will have in excess of $450 million of liquidity comprising cash, commitments received for $250 million in new financing from certain of its creditors in connection with the RSA and new borrowing availability from lenders under its asset-based loans. Together with cash generated from ongoing operations, this liquidity is expected to be sufficient to support the Company’s continued operations during the court-supervised process.

1Filing entities include Mallinckrodt plc, substantially all of its U.S. subsidiaries and certain of its international subsidiaries.

The Company has filed a number of customary motions seeking Court approval to support its operations during this process, including the continued payment of employee wages, salaries and benefits without interruption. Mallinckrodt expects to receive approval for these requests shortly. The Company intends to pay vendors and suppliers in the ordinary course, including for any pre-petition amounts owed at the time of filing.

In connection with the Chapter 11 filing, Mallinckrodt also intends to make certain filings to commence Examinership Proceedings in Ireland, which are required to implement certain Irish law aspects of the financial restructuring and allow for emergence.

Additional Information

Additional information is available on Mallinckrodt’s restructuring website at www.MNKrestructuring.com.

Court filings and other information related to the proceedings are available on a separate website administrated by the Company’s claims agent, Kroll, at https://restructuring.ra.kroll.com/mallinckrodt2023; by calling Kroll representatives toll-free at +1-844-245-7926, or +1-646-440-4855 for calls originating outside of the U.S. or Canada; or by emailing Kroll at mallinckrodt2023info@ra.kroll.com.

Vendors, suppliers and trade partners should direct any inquiries to the Company at +1-908-238-5650 or Supplier.Inquiry@mnk.com.

Latham & Watkins LLP, Wachtell, Lipton, Rosen & Katz, Arthur Cox LLP, Richards, Layton & Finger PA, and Hogan Lovells US LLP are serving as Mallinckrodt’s counsel. Guggenheim Securities, LLC is serving as investment banker, and AlixPartners LLP is serving as restructuring advisor.

About Mallinckrodt

Mallinckrodt is a global business consisting of multiple wholly owned subsidiaries that develop, manufacture, market and distribute specialty pharmaceutical products and therapies. The Company's Specialty Brands reportable segment's areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, hepatology, nephrology, pulmonology, ophthalmology and oncology; immunotherapy and neonatal respiratory critical care therapies; analgesics; cultured skin substitutes and gastrointestinal products. Its Specialty Generics reportable segment includes specialty generic drugs and active pharmaceutical ingredients. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission (SEC) disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS

Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, expected product launches, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt's businesses, and any other statements regarding events or developments Mallinckrodt believes or anticipates will or may occur in the future, may be "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the bankruptcy process, including the possibility that certain parties, such as creditors that are not party to the RSA or the Company’s equity holders, may object to the plan of reorganization contemplated by the RSA; the ability of Mallinckrodt and its subsidiaries to obtain approval from the U.S. Bankruptcy Court for the District of Delaware (the "Court") with respect to motions or other requests made to the Court throughout the course of the Chapter 11 proceedings and to negotiate, develop, obtain court approval of, confirm and consummate the plan of reorganization contemplated by the RSA or any other plan that may be proposed within the Company's currently expected timeline or at all, the effects of the Chapter 11 proceedings, including increased professional costs, on the liquidity, results of operations and businesses of Mallinckrodt and its subsidiaries, including the Company's ability to operate normally, support patients, serve customers, work with business partners and abide by previously agreed upon compliance and monitoring measures; the consummation of the transactions contemplated by the RSA, including the ability of the parties to negotiate definitive agreements with respect to the matters covered by the term sheets included in the RSA, the occurrence of events that may give rise to a right of any of the parties to terminate the RSA and the ability of the parties thereto to receive the required approval by the Court and to satisfy the other conditions of the RSA; Mallinckrodt's ability to comply with the continued listing criteria of NYSE American LLC and the potential suspension of trading of Mallinckrodt's ordinary shares on, or delisting from, NYSE American LLC and the effects of Chapter 11 on the interests of various constituents; fluctuations in market price and trading volume of Mallinckrodt's ordinary shares; the ability to maintain relationships with Mallinckrodt's suppliers, customers, employees and other third parties as a result of, and following, its 2022 emergence from bankruptcy and any emergence upon completion of its current Chapter 11 proceedings, as well as perceptions of the Company's increased performance and credit risks associated with its constrained liquidity position and capital structure, which reflects a recently increased risk of additional bankruptcy or insolvency proceedings; Mallinckrodt's substantial indebtedness, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; Mallinckrodt's ability to generate sufficient cash to service indebtedness even now that the pre-petition indebtedness has been restructured and in light of the proposed financial restructuring plan contemplated by the RSA; developing, funding and executing Mallinckrodt's business plan and ability to continue as a going concern; Mallinckrodt's capital structure upon completion of the Chapter 11 proceedings; the comparability of Mallinckrodt's post-emergence financial results to its historical results and the projections filed with the U.S. Bankruptcy Court for the District of Delaware in the Company's 2020 Chapter 11 proceedings and the current Chapter 11 proceedings; changes in Mallinckrodt's business strategy and performance; Mallinckrodt's tax treatment by the Internal Revenue Service under Section 7874 and Section 382 of the Internal Revenue Code of 1986, as amended; governmental investigations and inquiries, regulatory actions and lawsuits, in each case related to Mallinckrodt or its officers; matters related to the historical commercialization of opioids, including compliance with and restrictions under the global settlement to resolve all opioid-related claims; matters related to Acthar® Gel, including settlement with governmental parties to resolve certain disputes and compliance with and restrictions under the corporate integrity agreement; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt's products due to legal changes or changes in insurers' reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; Mallinckrodt's and its partners' ability to successfully develop or commercialize new products or expand commercial opportunities; Mallinckrodt's ability to navigate price fluctuations; competition; Mallinckrodt's and its partners' ability to protect intellectual property rights, including in relation to ongoing litigation; limited clinical trial data for Acthar Gel; clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; business development activities; attraction and retention of key personnel; the effectiveness of information technology infrastructure including cybersecurity and data leakage risks; customer concentration; Mallinckrodt's reliance on certain individual products that are material to its financial performance; Mallinckrodt's ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; reliance on third-party manufacturers and supply chain providers; conducting business internationally; Mallinckrodt's ability to achieve expected benefits from prior restructuring activities or those contemplated in the future; Mallinckrodt's significant levels of intangible assets and related impairment testing; labor and employment laws and regulations; natural disasters or other catastrophic events; restrictions on Mallinckrodt's operations contained in the agreements governing Mallinckrodt's indebtedness; Mallinckrodt's variable rate indebtedness; future changes to U.S. and foreign tax laws or the impact of disputes with governmental tax authorities; and the impact of Irish laws.

The "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Mallinckrodt's Annual Report on Form 10-K for the fiscal year ended December 30, 2022 and Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2023 and March 31, 2023, and other filings with the SEC, all of which are on file with the SEC and available on Mallinckrodt's website at http://www.sec.gov and http://www.mallinckrodt.com respectively, identify and describe in more detail the risks and uncertainties to which Mallinckrodt's businesses are subject. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS

Investor Relations

Daniel Speciale

Senior Vice President, Finance and CFO, Specialty Generics

+1-314-654-3638

daniel.speciale@mnk.com

Derek Belz

Vice President, Investor Relations

+1-314-654-3950

derek.belz@mnk.com

Media

Michael Freitag / Aaron Palash / Aura Reinhard / Catherine Simon

Joele Frank, Wilkinson Brimmer Katcher

+1-212-355-4449

Government Affairs

Derek Naten

Vice President, Government Affairs

+1-202-459-4143

derek.naten@mnk.com

Mallinckrodt, the "M" brand mark and the Mallinckrodt Pharmaceuticals logo are trademarks of a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. © 2023.